Exhibit 5.2

MAPLES

Our ref     MSJ/609308/57097190

to the Addressees named in the First Schedule

5 November 2018

Dear Sirs

Noble Holding International Limited

We have acted as counsel as to Cayman Islands law to Noble Holding International Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the “Guarantor”), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company’s registration statement on Form S-3 dated 5 November 2018 (the “Registration Statement”) relating to the offering from time to time, in one or more series (if applicable), of debt securities, including unsecured senior debt securities of the Company (the “Senior Debt Securities”) and unsecured subordinated debt securities of the Company (the “Subordinate Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which would be guaranteed (the “Guarantees”) by the Guarantor, each series of Senior Debt Securities and related Guarantees to be issued under that certain indenture, dated as of 16 March 2015, between the Company and Wells Fargo Bank, N.A. as trustee (the “Senior Debt Indenture”), and each series of Subordinate Debt Securities and related Guarantees to be issued under an indenture to be entered into between the Company and the trustee thereunder in a form substantially identical to that set out in the exhibit to the Registration Statement or incorporated by reference therein (the “Subordinate Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), as each such Indenture may be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series of Debt Securities.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1

The Certificate of Incorporation of the Company dated 6 December 2004 and the Amended and Restated Memorandum and Articles of Association of the Company as adopted pursuant to special resolutions of the Company dated 22 February 2013 (the “NHIL Memorandum and Articles”).

1.2

The Certificate of Incorporation of the Guarantor dated 12 February 2002 and the Amended and Restated Memorandum and Articles of Association of the Guarantor dated 30 March 2009 (the “Guarantor Memorandum and Articles”).

1.3	The written resolutions of the board of directors of the Company dated 2 November 2018 and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.4	The written resolutions of the board of directors of the Guarantor dated 2 November 2018 and the corporate records of the Guarantor maintained at its registered office in the Cayman Islands.

1.5	Certificates of Good Standing issued by the Registrar of Companies (the “Certificates of Good Standing”) in respect of the Company and the Guarantor.

1.6	A certificate from a director of each of the Company and the Guarantor, copies of which are attached to this opinion letter (the “Director’s Certificates”).

1.7	The Registration Statement.

1.8	The Senior Debt Indenture and the form of the Subordinate Debt Indenture.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director’s Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1

The Indentures and the Debt Securities issuable under the Indentures have been, or will be, authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws.

2.2

The Indentures and the Debt Securities issuable under the Indentures are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws.

2.3

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.4	All signatures, initials and seals are genuine.

2.5

The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Indentures and the Debt Securities issuable under the respective Indentures.

2.6	The Debt Securities will be issued and authenticated in accordance with the provisions of a duly authorised, executed and delivered Indenture.

2.7

There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under a duly authorised, executed and delivered Indenture and the Debt Securities issuable under the respective Indentures.

2.8

No monies paid to or for the account of any party under the Indentures and the Debt Securities issuable under the Indentures or any property received or disposed of by any party to the Indentures and the Debt Securities issuable under the Indentures, in each case in connection with the Indentures and the Debt Securities issuable under the Indentures or the consummation of the transactions contemplated thereby, represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Law (2018 Revision) and the Terrorism Law (2018 Revision), respectively).

2.9

There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York.

2.10	The issue of the Debt Securities under the Indentures will be of commercial benefit to the Company.

2.11	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Debt Securities.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing.

3.2	The Guarantor has been duly incorporated as an exempted company with limited liability and is validly existing.

3.3

The Company has all the requisite power and authority under the NHIL Memorandum and Articles to enter into, execute and perform its obligations under the Indenture to which it will be a party and the Debt Securities issuable under each such Indenture to which it is, or will be, a party.

3.4

The Guarantor has all the requisite power and authority under the Guarantor Memorandum and Articles to enter into, execute and perform its obligations under the Indenture to which it will be a party and the Guarantees under each such Indenture to which it is, or will be, a party.

3.5

With respect to each issue of Debt Securities pursuant to an Indenture, when (i) the board of directors of the Company has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; and (ii) when such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2

The obligations assumed by the Company under the Indentures or the Debt Securities issuable thereunder will not necessarily be enforceable in all circumstances in accordance with their terms. In particular:

(a)

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)

enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)

where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)

the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)

the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Indentures in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)

we reserve our opinion as to the enforceability of the relevant provisions of the Indentures to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions;

(k)

a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Indentures whereby the Company covenants to restrict the exercise of powers specifically given to it under the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”), including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association or present a petition to a Cayman Islands court for an order to wind up the Company;

(l)

if the Company or the Guarantor becomes subject to Part XVIIA of the Companies Law, enforcement or performance of any provision in the Indentures which relates, directly or indirectly, to an interest in the Company or the Guarantor constituting shares, voting rights or director appointment rights in the Company or the Guarantor may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Companies Law; and

(m)

enforcement or performance of any provision in the Indentures which relates, directly or indirectly, to an interest in a Cayman Islands company or limited liability company constituting shares, membership interests, voting rights or director or manager appointment rights in respect of such company or limited liability company may be prohibited or restricted if any such relevant interest is or becomes subject to a restrictions notice issued under the Companies Law or the Limited Liability Companies Law (2018 Revision).

4.3

We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Indentures or the Debt Securities.

4.4

We have not reviewed the final form of the Subordinate Debt Indenture or the Debt Securities to be issued under the Indentures and, to the extent that the final forms thereof are different from the forms we have reviewed (to any degree that is material as a matter of Cayman Islands law), our opinions are qualified accordingly.

4.5

A certificate, determination, calculation or designation of any party to the Indentures or the Debt Securities issuable thereunder as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.6

We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Indentures or the Debt Securities and enforce the remainder of the Indentures or the Debt Securities or the transaction of which such provisions form a part, notwithstanding any express provisions in the Indentures in this regard.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

We express no view as to the commercial terms of the Indentures or the Debt Securities or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Indentures or the Debt Securities and express no opinion or observation upon the terms of any such document. This opinion letter may be relied upon by Baker Botts L.L.P. for the purposes solely of any legal opinion that such firm may be required to give with respect to the Registration Statement.

Yours faithfully

/s/ Maples and Calder

Maples and Calder

First Schedule

Addressees

1	Noble Holding International Limited

PO Box 309

Ugland House

South Church Street

Grand Cayman KY1-1104

Cayman Islands

2	Noble Corporation

PO Box 309

Ugland House

South Church Street

Grand Cayman KY1-1104

Cayman Islands

Noble Corporation

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

5 November 2018

To:	Maples and Calder
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

Dear Sirs

Noble Corporation (the “Guarantor”)

I, Alan R. Hay, being a director of the Guarantor, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify in my capacity as a director of the Guarantor and not in my personal capacity that:

1	The Guarantor Memorandum and Articles remain in full force and effect and are unamended and the Guarantor is validly existing.

2

The written resolutions of the board of directors of the Guarantor dated 2 November 2018 (the “Guarantor Resolutions”) were signed by all the directors of the Guarantor in the manner prescribed in the Guarantor Memorandum and Articles. The resolutions set forth in the Guarantor Resolutions were duly adopted in the manner prescribed in the Guarantor Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by the directors of the Guarantor), are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

3

The shareholders of the Guarantor (the “Shareholders”) have not restricted or limited the powers of the directors of the Guarantor in any way. There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Guarantor prohibiting or restricting it from entering into and performing its obligations under the Registration Statement or the Indentures.

4	The directors of the Guarantor at the date of the Guarantor Resolutions were and are as follows:

David M.J. Dujacquier

Alan R. Hay

Adam Peakes

5

The minute book and corporate records of the Guarantor as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) of the Guarantor (duly convened in accordance with the Guarantor Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

6

Prior to, at the time of, and immediately following the approval of the transactions that are the subject of the Registration Statement, the Guarantor was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions that are the subject of the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

7

Each director of the Guarantor considers the filing by the Guarantor of the Registration Statement (including the transactions contemplated thereunder) to be of commercial benefit to the Guarantor and has acted in good faith in the best interests of the Guarantor, and for a proper purpose of the Guarantor, in relation to the transactions which are the subject of the Opinion.

8	The Guarantor is not subject to the requirements of Part XVIIA of the Companies Law (2018 Revision).

9

To the best of my knowledge and belief, having made due inquiry, the Guarantor is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Guarantor struck off or placed in liquidation, nor have any steps been taken to wind up the Guarantor. Nor has any receiver been appointed over any of the Guarantor’s property or assets.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Director’s Certificate as of the date first written above.

/s/ Alan R. Hay
Alan R. Hay
Director

Signature Page to Director’s Certificate of Noble Corporation

(Maples and Calder Opinion)

Noble Holding International Limited

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

5 November 2018

To:	Maples and Calder
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

Dear Sirs

Noble Holding International Limited (the “Company”)

I, Alan R. Hay, being a director of the Company, am aware that you are being asked to provide an opinion letter (the “Opinion”) in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify in my capacity as a director of the Company and not in my personal capacity that:

1	The NHIL Memorandum and Articles remain in full force and effect and are unamended and the Company is validly existing.

2

The written resolutions of the board of directors of the Company dated 2 November 2018 (the “NHIL Resolutions”) were signed by all the directors of the Company in the manner prescribed in the NHIL Memorandum and Articles. The resolutions set forth in the NHIL Resolutions were duly adopted in the manner prescribed in the NHIL Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by the directors of the Company), are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

3

The shareholders of the Company (the “Shareholders”) have not restricted or limited the powers of the directors of the Company in any way. There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement or the Indentures.

4	The directors of the Company at the date of the NHIL Resolutions were and are as follows:

David M.J. Dujacquier

Alan R. Hay

Caroline Yu Gin Pennicott

5

The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the NHIL Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.

6

Prior to, at the time of, and immediately following the approval of the transactions that are the subject of the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions that are the subject of the Registration Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

7

Each director of the Company considers the filing by the Company of the Registration Statement (including the transactions contemplated thereunder) to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8	The Company is not subject to the requirements of Part XVIIA of the Companies Law (2018 Revision).

9

When the Debt Securities have been duly authorised by the Company and when the Debt Securities are signed in facsimile or manually by a director or officer of the Company on behalf of the Company and, if appropriate, authenticated in the manner set forth in a duly authorised, executed and delivered Indenture and delivered against due payment therefor, the Debt Securities will valid, binding and enforceable obligations of the Company.

10

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Director’s Certificate as of the date first written above.

/s/ Alan R. Hay
Alan R. Hay
Director

Signature Page to Director’s Certificate of Noble Holding International Limited

(Maples and Calder Opinion)